                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
    Check if an Application to Determine Eligibility of a Trustee Pursuant to
                                Section 305(b)(2)

                                   ----------

                            WILMINGTON TRUST COMPANY
               (Exact name of Trustee as specified in its charter)

            DELAWARE                                     51-0055023
(State or other jurisdiction or             (I.R.S. Employer Identification No.)
incorporation or organization)

                            1100 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19890-0001
                                 (302) 651-1000
                    (Address of principal executive offices)

                             CAROLYN MCKINNEY AFSHAR
                           VICE PRESIDENT AND COUNSEL
                            WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-8516
 (Name, address, including zip code, and telephone number, including area code, of agent of service)

                           JETBLUE AIRWAYS CORPORATION
               (Exact name of obligor as specified in its charter)

            DELAWARE                                     87-0617894
(State or other jurisdiction or             (I.R.S. Employer Identification No.)
incorporation or organization)

                             118-29 QUEENS BOULEVARD
                          FOREST HILLS, NEW YORK 11375
                    (Address of principal executive offices)

                                   ----------

                  JETBLUE AIRWAYS PASS THROUGH TRUST, CLASS B-1
                  JETBLUE AIRWAYS PASS THROUGH TRUST, CLASS G-1
                       (Title of the Indenture Securities)

ITEM 1. GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a)  Name and address of each examining or supervising authority to which it is subject.

          Federal Deposit Insurance Co.   State Bank Commissioner
          20 Exchange Place, Room 6014    555 Loockerman Street, Suite 210
          New York, New York 10005        Dover, Delaware  19901

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each affiliation:

          Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this Statement of Eligibility and
Qualification.

     1.   Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business (Exhibit 2) and the authorization of Wilmington Trust Company to exercise corporate trust powers (Exhibit 3).

     2.   Copy of By-Laws of Wilmington Trust Company.

     3.   Consent of Wilmington Trust Company required by Section 321(b) of
          Trust Indenture Act.

     4.   Copy of most recent Report of Condition of Wilmington Trust Company.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of
Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 8 day
of November, 2006.

                                        WILMINGTON TRUST COMPANY

[SEAL]

Attest:                                 By:    /s/ Charisse L. Rodgers
       ------------------------------      -------------------------------------
       Assistant Secretary              Name:      Charisse L. Rodgers
                                             -----------------------------------
                                        Title: Vice President

                                        2

                                    EXHIBIT 1

                                 AMENDED CHARTER

                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                           AS EXISTING ON MAY 9, 1987

                                 AMENDED CHARTER
                                       OR
                              ACT OF INCORPORATION
                                       OF
                            WILMINGTON TRUST COMPANY

     WILMINGTON TRUST COMPANY, originally incorporated by an Act of the General
Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware
Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "WILMINGTON TRUST COMPANY" by an amendment filed in the
Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act
of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or
Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

     FIRST: - The name of this corporation is WILMINGTON TRUST COMPANY.

     SECOND: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle;
     the name of its resident agent is WILMINGTON TRUST COMPANY whose address is
     Rodney Square North, in said City. In addition to such principal office, the said corporation maintains and operates branch offices in the City of
     Newark, New Castle County, Delaware, the Town of Newport, New Castle
     County, Delaware, at Claymont, New Castle County, Delaware, at Greenville,
     New Castle County Delaware, and at Milford Cross Roads, New Castle County,
     Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market
     Street, and 3605 Market Street, all in the City of Wilmington, New Castle
     County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

     THIRD: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

          (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to appoint such officers and agents as the business of the Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United
          States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

          (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

          (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

          (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

          (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

          (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

          (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation, association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

          (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty, contract or agreement, either by itself or in conjunction with any other person, or persons, corporation, or corporations, or in like

                                        2

          manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

          (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of
          Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

          (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

          (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the
          Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the
          Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the

                                        3

          Board of Directors shall determine, and in the promotion of its said corporate business of investment and to the extent authorized by law, to lease, purchase, hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.

     (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

          (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

          (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

          (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

          (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State,
          District, Territory or Colony of the United States, and in any foreign country or place.

          (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes

                                       4

          and powers.

     FOURTH: - (a) The total number of shares of all classes of stock which the
     Corporation shall have authority to issue is forty-one million (41,000,000)
     shares, consisting of:

          (1) One million (1,000,000) shares of Preferred stock, par value
          $10.00 per share (hereinafter referred to as "Preferred Stock"); and

          (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

     (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of
     Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of
     Paragraph (c) of this Article FOURTH, the Board of Directors of the
     Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of
          Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of
          Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of
          Directors;

          (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

          (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                                       5

          (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

          (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

          (7) The voting powers, if any, of the holders of such series of
          Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of
          Preferred Stock as a class, to elect one or more directors of the
          Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

     (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b)
     of this Article FOURTH), if any, shall have been met and after the
     Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b)
     of this Article FOURTH), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article
     FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amount, if any,
          (fixed in accordance with the provisions of section (b) of this
          Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of
          Directors pursuant to section (b) of this Article FOURTH, each holder of Common Stock shall have

                                       6

          one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

     (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the
     Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     (e) The relative powers, preferences and rights of each series of Preferred
     Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred
     Stock adopted pursuant to section (b) of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred
     Stock.

     (f) Subject to the provisions of section (e), shares of any series of
     Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (g) Shares of Common Stock may be issued from time to time as the Board of
     Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                                       7

     (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

     FIFTH: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

     (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of
     Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     (c) Notwithstanding any other provisions of this Charter or Act of
     Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or
     Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the
     Corporation entitled to vote generally in the election of directors
     (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     (d) Nominations for the election of directors may be made by the Board of
     Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the
     Secretary of the Corporation not less than 14 days nor

                                        8

     more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

     (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

     (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     SIXTH: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

     SEVENTH: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved
     March 10, 1899, as from time to time amended.

     EIGHTH: - This Act shall be deemed and taken to be a private Act.

     NINTH: - This Corporation is to have perpetual existence.

     TENTH: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive
     Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                                       9

     ELEVENTH: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

     TWELFTH: - The Corporation may transact business in any part of the world.

     THIRTEENTH: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

     FOURTEENTH: - Meetings of the Directors may be held outside of the State of
     Delaware at such places as may be from time to time designated by the
     Board, and the Directors may keep the books of the Company outside of the
     State of Delaware at such places as may be from time to time designated by them.

     FIFTEENTH: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and (c) of this
     Article FIFTEENTH:

          (A) any merger or consolidation of the Corporation or any Subsidiary
          (as hereinafter defined) with or into (i) any Interested Stockholder
          (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an
          Interested Stockholder, or

          (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions)
          to or with any Interested Stockholder or any Affiliate of any
          Interested Stockholder of any assets of the Corporation or any
          Subsidiary having an aggregate fair market value of $1,000,000 or more, or

          (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or
          any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

          (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

                                       10

          (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the
          Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested
          Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this
Article FIFTEENTH as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

               (2) The term "business combination" as used in this Article
               FIFTEENTH shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of paragraph 1 of the section (a).

          (b) The provisions of section (a) of this Article FIFTEENTH shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or
          By-Laws if such business combination has been approved by a majority of the whole Board.

          (c) For the purposes of this Article FIFTEENTH:

     (1) A "person" shall mean any individual, firm, corporation or other entity.

     (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

          (A) is the beneficial owner, directly or indirectly, of more than 10%
          of the Voting Shares, or

          (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

          (C) is an assignee of or has otherwise succeeded in any share of capital stock

                                       11

          of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (3) A person shall be the "beneficial owner" of any Voting Shares:

          (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or

          (B) which such person or any of its Affiliates or Associates has (i)
          the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii)
          the right to vote pursuant to any agreement, arrangement or understanding, or

          (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

     (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting
     Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

     (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the
     Securities Exchange Act of 1934, as in effect on December 31, 1981.

     (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on
     December 31, 1981) is owned, directly or indirectly, by the Corporation;
     provided, however, that for the purposes of the definition of Investment
     Stockholder set forth in paragraph (2) of this section (c), the term
     "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the
     Corporation.

          (d) majority of the directors shall have the power and duty to determine for the purposes of this Article FIFTEENTH on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2)

                                       12

          whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (3) of section (c), or (4)
          whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

          (e) Nothing contained in this Article FIFTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     SIXTEENTH: Notwithstanding any other provision of this Charter or Act of
     Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of
     Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the
     Corporation entitled to vote generally in the election of directors
     (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles FIFTH, THIRTEENTH, FIFTEENTH or
     SIXTEENTH of this Charter or Act of Incorporation.

     SEVENTEENTH: (a) a Director of this Corporation shall not be liable to the
     Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General
     Corporation Laws as the same exists or may hereafter be amended.

          (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the
          Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."

                                       13

                                    EXHIBIT 4

                                     BY-LAWS

                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                        AS EXISTING ON DECEMBER 16, 2004

                       BY-LAWS OF WILMINGTON TRUST COMPANY

                                    ARTICLE 1
                             STOCKHOLDERS' MEETINGS

     Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time or place as may be designated by resolution by the
Board of Directors.

     Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief
Executive Officer or the President.

     Section 3. Notice. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

     Section 4. Quorum. A majority in the amount of the capital stock of the
Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a smaller number of shares may adjourn from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.

                                    ARTICLE 2
                                    DIRECTORS

     Section 1. Management. The affairs and business of the Company shall be managed by or under the direction of the Board of Directors.

     Section 2. Number. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board of Directors within the parameters set by the Charter of the Company. No more than two directors may also be employees of the Company or any affiliate thereof.

     Section 3. Qualification. In addition to any other provisions of these
Bylaws, to be qualified for nomination for election or appointment to the Board of Directors, a person must have not attained the age of sixty-nine years at the time of such election or appointment, provided however, the Nominating and
Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such committee that such a waiver is in the best interests of the

                                       13

Company and its stockholders. The Chairman of the Board and the Chief Executive
Officer shall not be qualified to continue to serve as directors upon the termination of their service in those offices for any reason.

     Section 4. Meetings. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the
Board of Directors, the Chief Executive Officer or the President.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer
or the President, and shall be called upon the written request of a majority of the directors.

     Section 6. Quorum. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 7. Notice. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

     Section 8. Vacancies. In the event of the death, resignation, removal, inability to act or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

     Section 9. Organization Meeting. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee,
and shall elect from its own members a Chairman of the Board, a Chief Executive
Officer and a President, who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Chief Financial Officer, who may be the same person, and may appoint at any time such committees as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors. The Board of Directors, or a committee designated by the Board of Directors may elect or appoint such other officers as they may deem advisable.

     Section 10. Removal. The Board of Directors may at any time remove, with or without cause, any member of any committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

                                        2

     Section 11. Responsibility of Officers. The Board of Directors may
designate an officer to be in charge of such departments or divisions of the
Company as it may deem advisable.

     Section 12. Participation in Meetings. The Board of Directors or any
committee of the Board of Directors may participate in a meeting of the Board of
Directors or such committee, as the case may be, by conference telephone, video facilities or other communications equipment. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

                                    ARTICLE 3
                      COMMITTEES OF THE BOARD OF DIRECTORS

     Section 1. Audit Committee.

          (A) The Audit Committee shall be composed of not more than five (5)
members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board.

          (B) The Audit Committee shall have general supervision over the Audit
Services Division in all matters however subject to the approval of the Board of
Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Services Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the
Company as it shall deem desirable.

          (C) The Audit Committee shall meet whenever and wherever its
Chairperson, the Chairman of the Board, the Chief Executive Officer, the
President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

     Section 2. Compensation Committee.

          (A) The Compensation Committee shall be composed of not more than five
(5) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board of Directors.

                                       3

          (B) The Compensation Committee shall in general advise upon all matters of policy concerning compensation, including salaries and employee benefits.

          (C) The Compensation Committee shall meet whenever and wherever its
Chairperson, the Chairman of the Board, the Chief Executive Officer, the
President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

     SECTION 3. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

          (A) The Nominating and Corporate Governance Committee shall be composed of not more than five members, who shall be selected by the Board of
Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board of Directors.

          (B) The Nominating and Corporate Governance Committee shall provide counsel and make recommendations to the Chairman of the Board and the full Board with respect to the performance of the Chairman of the Board and the Chief
Executive Officer, candidates for membership on the Board of Directors and its committees, matters of corporate governance, succession planning for the
Company's executive management and significant shareholder relations issues.

          (C) The Nominating and Corporate Governance Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief
Executive Officer, the President, or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the
Committee's members shall constitute a quorum for the transaction of business.
The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

     Section 4. Other Committees. The Company may have such other committees with such powers as the Board may designate from time to time by resolution or by an amendment to these Bylaws.

     Section 5. Associate Directors.

          (A) Any person who has served as a director may be elected by the
Board of Directors as an associate director, to serve at the pleasure of the
Board of Directors.

          (B) Associate directors shall be entitled to attend all meetings of directors and participate in the discussion of all matters brought to the Board of Directors, but will not have a right to vote.

                                       4

     Section 6. Absence or Disqualification of Any Member of a Committee. In the
absence or disqualification of any member of any committee created under Article
III of these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE 4
                                    OFFICERS

     Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such further authority and powers and shall perform such duties the Board of Directors may assign to him from time to time.

     Section 2. Chief Executive Officer. The Chief Executive Officer shall have the powers and duties pertaining to the office of Chief Executive Officer conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall have the powers and duties of the Chairman of the Board.

     Section 3. President. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board and the Chief
Executive Officer, the President shall have the powers and duties of the
Chairman of the Board.

     Section 4. Duties. The Chairman of the Board, the Chief Executive Officer
or the President, as designated by the Board of Directors, shall carry into effect all legal directions of the Board of Directors and shall at all times exercise general supervision over the interest, affairs and operations of the
Company and perform all duties incident to his office.

     Section 5. Vice Presidents. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all of the duties of the Chairman of the Board, the Chief Executive Officer and/or
the President and such other powers and duties incident to their respective offices or as the Board of Directors, the Chairman of the Board, the Chief
Executive Officer or the President or the officer in charge of the department or division to which they are assigned may assign to them from time to time.

     Section 6. Secretary. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the committees thereof, to the keeping of accurate minutes of all such meetings, recording the same in the minute books of the Company and in general notifying the Board of Directors of material matters affecting the Company on a timely basis. In addition to the other notice requirements of these Bylaws and as may be

                                       5

practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any such meeting. He shall have custody of the corporate seal, affix the same to any documents requiring such corporate seal, attest the same and perform other duties incident to his office.

     Section 7. Chief Financial Officer. The Chief Financial Officer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all transactions of the Company. He shall have general supervision of the expenditures of the Company and periodically shall report to the Board of Directors the condition of the Company, and perform such other duties incident to his office or as the Board of Directors, the Chairman of the
Board, the Chief Executive Officer or the President may assign to him from time to time.

     Section 8. Controller. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors or the Audit Committee at appropriate times a report relating to the general condition and internal operations of the
Company and perform other duties incident to his office.

     There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

     Section 9. Audit Officers. The officer designated by the Board of Directors to be in charge of the Audit Services Division of the Company, with such title as the Board of Directors shall prescribe, shall report to and be directly responsible to the Audit Committee and the Board of Directors.

     There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Services
Division.

     Section 10. Other Officers. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office of Assistant Secretary of the Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to which they are assigned.

     Section 11. Powers and Duties of Other Officers. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the
Chairman of the Board, the Chief Executive Officer or the President and the
officer in charge of the department or division to which they are assigned.

                                       6

     Section 12. Number of Offices. Any one or more offices of the Company may be held by the same person, except that (A) no individual may hold more than one of the offices of Chief Financial Officer, Controller or Audit Officer and (B)
none of the Chairman of the Board, the Chief Executive Officer or the President
may hold any office mentioned in Section 12(A).

                                    ARTICLE 5
                          STOCK AND STOCK CERTIFICATES

     Section 1. Transfer. Shares of stock shall be transferable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

     Section 2. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the
Board, the Chief Executive Officer or the President or a Vice President, and by
the Secretary or an Assistant Secretary, of the Company, certifying the number of shares owned by him in the Company. The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of
Directors.

     Section 3. Record Date. The Board of Directors is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.

                                       7

                                    ARTICLE 6
                                      SEAL

     The corporate seal of the Company shall be in the following form:

          Between two concentric circles the words "Wilmington Trust Company"
          within the inner circle the words "Wilmington, Delaware."

                                    ARTICLE 7
                                   FISCAL YEAR

     The fiscal year of the Company shall be the calendar year.

                                    ARTICLE 8
                     EXECUTION OF INSTRUMENTS OF THE COMPANY

     The Chairman of the Board, the Chief Executive Officer, the President or
any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of
Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors, and any and all such instruments shall have the same force and validity as though expressly authorized by the
Board of Directors.

                                    ARTICLE 9
               COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

     Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be authorized by the Company to perform such special services as the Board of Directors may from time to time determine in accordance with any guidelines the Board of Directors may adopt for

                                       8

such services, and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.

                                   ARTICLE 10
                                 INDEMNIFICATION

     Section 1. Persons Covered. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or associate director of the Company, a member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Company shall be required to indemnify such a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of
Directors.

     The Company may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the
Company or a director, officer, employee or agent of a subsidiary or affiliate of the Company, against all liability and loss suffered and expenses reasonably incurred by such person. The Company may indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

     Section 2. Advance of Expenses. The Company shall pay the expenses incurred in defending any proceeding involving a person who is or may be indemnified pursuant to Section 1 in advance of its final disposition, provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article
10 or otherwise.

     Section 3. Certain Rights. If a claim under this Article 10 for (A) payment of expenses or (B) indemnification by a director, associate director, member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or a person who is or was serving at the request of the Company as a director, officer, employee, fiduciary or

                                       9

agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, is not paid in full within sixty days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the
Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Section 4. Non-Exclusive. The rights conferred on any person by this
Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of
Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Reduction of Amount. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Section 6. Effect of Modification. Any amendment, repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                   ARTICLE 11
                            AMENDMENTS TO THE BYLAWS

     These Bylaws may be altered, amended or repealed, in whole or in part, and any new Bylaw or Bylaws adopted at any regular or special meeting of the Board of Directors by a vote of a majority of all the members of the Board of
Directors then in office.

                                   ARTICLE 12
                                  MISCELLANEOUS

     Whenever used in these Bylaws, the singular shall include the plural, the plural shall include the singular unless the context requires otherwise and the use of either gender shall include both genders.

                                       10

                                    EXHIBIT 6

                             SECTION 321(b) CONSENT

     Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended,
Wilmington Trust Company hereby consents that reports of examinations by
Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                          WILMINGTON TRUST COMPANY

Dated: November 8, 2006                   By: /s/ Charisse L. Rodgers
                                              ----------------------------------
                                          Name: Charisse L. Rodgers
                                                --------------------------------
                                          Title: Vice President

                                    EXHIBIT 7

                                     NOTICE

          This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic subsidiaries of the

WILMINGTON TRUST COMPANY of WILMINGTON
      Name of Bank             City

in the State of DELAWARE, at the close of business on December 31, 2005.

ASSETS

                                                                                     Thousands of dollars

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coins................                       242,974
   Interest-bearing balances..........................................                             0
Held-to-maturity securities...........................................                         2,263
Available-for-sale securities.........................................                     1,544,051
Federal funds sold in domestic offices................................                       310,739
Securities purchased under agreements to resell.......................                        14,128
Loans and lease financing receivables:
   Loans and leases held for sale ....................................           0
   Loans and leases, net of unearned income ..........................   6,799,976
   LESS: Allowance for loan and lease losses .........................      82,655
   Loans and leases, net of unearned income, allowance, and reserve...                     6,717,321
Assets held in trading accounts.......................................                             0
Premises and fixed assets (including capitalized leases)..............                       135,853
Other real estate owned...............................................                           199
Investments in unconsolidated subsidiaries and associated companies...                         2,545
Customers' liability to this bank on acceptances outstanding..........                             0
Intangible assets:
   a. Goodwill........................................................                         1,923
   b. Other intangible assets.........................................                         6,600
Other assets..........................................................                       207,442
Total assets..........................................................                     9,186,038

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LIABILITIES

Deposits:
In domestic offices...................................................                     7,081,644
   Noninterest-bearing ...............................................     988,301
   Interest-bearing ..................................................   6,093,343
Federal funds purchased in domestic offices...........................                       454,938
Securities sold under agreements to repurchase........................                       364,013
Trading liabilities (from Schedule RC-D)..............................                             0
Other borrowed money (includes mortgage indebtedness and
   obligations under capitalized leases:..............................                       396,467
Bank's liability on acceptances executed and outstanding..............                             0
Subordinated notes and debentures.....................................                             0
Other liabilities (from Schedule RC-G)................................                       125,938
Total liabilities.....................................................                     8,423,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus.........................                             0
Common Stock..........................................................                           500
Surplus (exclude all surplus related to preferred stock)..............                       112,358
a. Retained earnings..................................................                       668,545
b. Accumulated other comprehensive income.............................                       (18,365)
Total equity capital..................................................                       763,038
Total liabilities, limited-life preferred stock, and equity capital...                     9,186,038

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